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                                                                    EXHIBIT 4.16

                                 PROMISSORY NOTE

                                 ---------------





$350,000.00                                                    December 23, 1996





         FOR VALUE RECEIVED,  the  undersigned,  Avery  Communications,  Inc., a

Delaware corporation, d/b/a ACI Communications,  Inc. ("Maker"), hereby promises to pay to the order of Eastern Virginia Small Business Investment Corporation, a

Virginia  corporation  ("Payee"),  at its offices at 300 E. Main  Street,  Suite

1380,  Norfolk,  Virginia 23510 in lawful money of the United States of America,

the  principal  sum  of  THREE  HUNDRED  FIFTY   THOUSAND  AND  NO/100   DOLLARS

($350,000.00),  or so much thereof as may be advanced and outstanding hereunder,

together  with  interest on the  outstanding  principal  balance from day to day remaining as herein specified, in twenty (20) installments as follows:



                  (a) Nineteen  (19)  installments  in the amount of accrued and unpaid interest each shall be due and payable quarterly, the first such installment  to be due  and  payable  on  March  23,  1997,  with  like successive  installments  to be due and payable on the 23rd day of each succeeding June,  September,  December,  and March thereafter until and including September 23, 2001; and thereafter



                  (b) A  final  installment  in the  amount  of all  outstanding principal,  plus accrued and unpaid interest,  shall be due and payable on December 23, 2001.



         Notwithstanding the foregoing,  all of the outstanding principal,  plus accrued and unpaid  interest  shall be due and payable on demand if the value of the good and  collectible  accounts that make up the  Collateral,  as defined in that certain Loan and Security Agreement (the "Security  Agreement") dated as of

December 23, 1996,  by and among Hold Billing  Services,  Ltd., a Texas  limited partnership, the Maker and Payee, is less than $1,325,000.



         The outstanding  principal  balance hereof shall bear interest prior to maturity  at the fixed  rate of ten  percent  (10%) per annum.  Interest  on the indebtedness  evidenced by this Note shall be computed on the basis of a year of

360 days.



         A late payment charge equal to 5% of all amounts owed may be charged on any  installment  not  received by the Payee  within 10 calendar  days after the installment due date, but acceptance by Payee of payment of the charge shall not waive any Default under this Note.



         This  Note is  issued  under  and  secured  by a Loan and the  Security

Agreement.
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         As used in this Note,  the  following  terms shall have the  respective meanings indicated below:



                  "Maximum Rate" means the maximum rate of nonusurious  interest

                   ------------

         permitted from day to day by applicable law and calculated after taking into account any and all relevant fees, payments,  and other charges in respect of this Note which are deemed to be interest  under  applicable law.



         Maker shall have the right to prepay, at any time and from time to time without premium or penalty,  the entire unpaid principal balance of this Note or any portion  thereof,  any such partial  prepayments  to be applied first to any accrued and unpaid interest and the remaining portion to any unpaid principal.



         Notwithstanding   anything  to  the  contrary   contained   herein,  no

provisions  of this Note shall  require the payment or permit the  collection of interest  in excess of the  Maximum  Rate.  If any  excess of  interest  in such respect is herein  provided for, or shall be adjudicated  to be so provided,  in this Note or otherwise in connection with this loan transaction,  the provisions of this paragraph shall govern and prevail,  and neither Maker nor the sureties,

guarantors,  successors or assigns of Maker shall be obligated to pay the excess amount of such interest,  or any other excess sum paid for the use,  forbearance or  detention  of sums loaned  pursuant  hereto.  If for any reason  interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent  jurisdiction,  any such excess shall be applied as a payment and reduction of the principal of  indebtedness  evidenced by this Note; and, if the principal  amount hereof has been paid in full,  any remaining  excess shall forthwith be paid to Maker.  In determining  whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (i)  characterize  any  non-principal  payment as an expense,

fee, or premium rather than as interest,  (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize,  prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the  indebtedness  evidenced  by this Note so that the  interest for the entire term does not exceed the Maximum Rate.



         Maker shall be in default  hereunder  upon the  happening of any of the following  events  or  conditions  (each  such  event or  condition  hereinafter referred to as an "Event of Default"):



                  (a)  Maker  shall  fail to pay  when due any  principal  of or accrued and unpaid interest on this Note.



                  (b)  Maker  shall  commence  a  voluntary  proceeding  seeking liquidation,  reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver,

         liquidator, custodian, or other similar official







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         for it or a  substantial  part of its property or shall  consent to any such relief or to the  appointment of or taking  possession by any such official in an involuntary case or other proceeding  commenced  against it or shall make a general  assignment  for the benefit of creditors or shall  generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.



                  (c) Any  involuntary  proceeding  shall be  commenced  against

         Maker seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy,  insolvency,  or other similar law now or  hereafter  in  effect,  or  seeking  the  appointment  of a trustee, receiver, liquidator, custodian, or other similar official for it  or a  substantial  part  of  its  property,  and  such  involuntary proceeding shall remain undismissed and unstayed for a period of thirty

         (30) days.



         Upon the occurrence of any Event of Default,  the holder hereof may, at its option,  declare the entire unpaid principal of and accrued interest on this

Note  immediately  due and payable  without notice of dishonor,  acceleration or protest,  demand or presentment,  all of which are hereby waived,  and upon such declaration, the same shall become and shall be immediately due and payable, and the holder  hereof shall have the right to  foreclose  or otherwise  enforce all liens or security  interests  securing payment hereof,  or any part hereof,  and offset  against  this Note any sum or sums owed by the  holder  hereof to Maker.

Failure of the holder  hereof to exercise  this option  shall not  constitute  a waiver of the right to exercise  the same upon the  occurrence  of a  subsequent

Event of Default.



         If the  holder  hereof  expends  any  effort in any  attempt to enforce payment of all or any part or installment  of any sum due the holder  hereunder,

or if this Note is placed in the hands of an attorney for  collection,  or if it is collected through any legal  proceedings,  Maker agrees to pay all collection costs and fees incurred by the holder, including reasonable attorneys' fees.



         THIS NOTE AND ALL OTHER INSTRUMENTS,  DOCUMENTS AND AGREEMENTS EXECUTED

AND DELIVERED BY MAKER IN  CONNECTION  WITH THE  INDEBTEDNESS  EVIDENCED BY THIS

NOTE EMBODY THE FINAL,  ENTIRE  AGREEMENT OF MAKER AND PAYEE WITH RESPECT TO THE

INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS,

AGREEMENTS,   REPRESENTATIONS  AND  UNDERSTANDINGS,  WHETHER  WRITTEN  OR  ORAL,

RELATING TO THE INDEBTEDNESS  EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED

OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR

DISCUSSIONS OF MAKER AND PAYEE.  THERE ARE NO ORAL AGREEMENTS  BETWEEN MAKER AND

PAYEE.



         This Note shall be governed and construed in  accordance  with the laws of the Commonwealth of Virginia.





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                                    AVERY COMMUNICATIONS, INC.,







                                    By:________________________________

                                         Thomas M. Lyons, President

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